EXHIBIT 10.4

INDEMNITY, GUARANTY AND SURETYSHIP AGREEMENT
THIS INDEMNITY, GUARANTY AND SURETYSHIP AGREEMENT (this “Agreement”), made as of the 11th day of August, 2014, by BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation, having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001-6026, Attention: Chief Legal Officer (“Indemnitor”) in favor of GREAT AMERICAN LIFE INSURANCE COMPANY, an Ohio corporation (“Lender”), having an address at c/o American Real Estate Capital, Two Alhambra Plaza, Suite 1280, Coral Gables, Florida 33134.
W I T N E S S E T H:
WHEREAS, CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company (“Borrower”), has obtained a loan in the principal amount of Sixty Two Million Five Hundred Thousand and No/100 Dollars ($62,500,000.00) Dollars (the “Loan”) from Lender; and
WHEREAS, the Loan is evidenced by a Promissory Note dated of even date herewith (the “Note”), executed by Borrower and payable to the order of Lender in the stated principal amount of the Loan and is secured by a Deed of Trust, Fixture Filing, Assignment of Rents and Security Agreement dated of even date herewith (the “Security Instrument”) from Borrower, as grantor, to Lender, as beneficiary, encumbering that certain real property situated in the City of St. Louis, State of Missouri, as more particularly described in the Security Instrument, together with the buildings, structures and other improvements now or hereafter located thereon (said real property, buildings, structures and other improvements being hereinafter collectively referred to as the “Security Property”) and by other documents and instruments (the Note, the Security Instrument and such other documents and instruments evidencing and/or securing the Loan, as the same may from time to time be amended, consolidated, renewed or replaced, being collectively referred to herein as the “Loan Documents”) and
WHEREAS, as a condition to making the Loan to Borrower, Lender has required that Indemnitor indemnify Lender from and against and guarantee payment to Lender of those items for which Borrower is personally liable and for which Lender has recourse against Borrower under the terms of the Note and the Security Instrument; and
WHEREAS, Indemnitor is the holder of a direct or indirect beneficial interest in Borrower, the extension of the Loan to Borrower is of substantial benefit to Indemnitor and, therefore, Indemnitor desires to indemnify Lender from and against and guarantee payment to Lender of those items for which Borrower is personally liable and for which Lender has recourse against Borrower under the terms of the Note and the Security Instrument.
NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby covenants and agrees for the benefit of Lender, as follows:
1.Indemnity, Guaranty and Surety. Indemnitor hereby assumes liability for, hereby guarantees payment to Lender of and shall be a surety for, hereby agrees to pay, protect, defend and save Lender harmless from and against, and hereby indemnifies Lender from and against any and all liabilities, obligations, losses, damages, costs, fees, expenses, claims, demands, settlements, awards and judgments of any nature or description whatsoever (including, without limitation, legal fees and costs, as well as other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) (collectively, “Costs”) incurred, suffered or sustained by Lender, resulting from any acts, omissions or alleged acts or omissions arising out of or otherwise relating to, any one or more of the following:

EXHIBIT 10.4

(a)    The misapplication or misappropriation by Borrower in violation of the Loan Documents of any or all money collected, paid or received, or to which Borrower is entitled, relating to the Loan or the Security Property, including, but not limited to, Rents and Profits (as defined in the Security Instrument), insurance proceeds, condemnation awards, lease security and/or other deposits and/or Property Proceeds (as defined in the Security Instrument);
(b)    Rents and Profits (as defined in the Security Instrument) of all or any portion of the Security Property received by Borrower during the continuance of an Event of Default, which are not applied to pay, first (a) real estate taxes and other charges which, if unpaid, could result in liens superior to that of the Security Instrument and (b) premiums on insurance policies required under the Loan Documents and, second, the other ordinary and necessary expenses of owning and operating the Security Property and to sums due under the Loan Documents;
(c)    Physical waste committed with respect to the Security Property or damage to the Security Property as a result of intentional misconduct or gross negligence or the removal of all or any portion of the Security Property in violation of the terms of the Loan Documents;
(d)    Fraud, intentional material misrepresentation or intentional failure to disclose a material fact (including, without limitation, with respect to any such misrepresentation or failure to disclose in any materials delivered to Lender) by Borrower or Indemnitor or by any other person or entity authorized or apparently authorized to make statements or representations on behalf of Borrower or Indemnitor in connection with the Loan closing or security of or for the Loan, or otherwise in connection with the Property or the Loan;
(e)    The filing of any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, by any one or more persons or entities within the capital structure of Borrower or Indemnitor (other than Borrower or Indemnitor) against Borrower or Indemnitor or if any proceeding seeking the dissolution or liquidation of Borrower or Indemnitor shall be commenced by any one or more persons or entities within the capital structure of Borrower of Indemnitor (other than Borrower or Indemnitor) (unless such proceeding is initiated solely in connection with a conversion, reorganization or after the transfer of all of the assets and liabilities of Indemnitor but only to the extent any of such is a Permitted Transfer under the Security Instrument and not in connection with or in any way related to a proceeding pursuant to state or federal bankruptcy law, or any similar federal or state law);
(f)    The failure by Borrower to maintain its status as a single purpose and, if applicable, bankruptcy remote entity as required by the Loan Documents;
(g)    Any information provided by Borrower to Lender in connection with a Secondary Market Transaction (as hereinafter defined) contains (i) any untrue statement or alleged untrue statement of any material fact or (ii) omits or allegedly omits to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading;
(h)    The filing or recording of a claim or lien, including without limitation, mechanics, laborers or materialmen's liens, against the Security Property, whether prior to, equal with or subordinate to the lien of the Security Instrument, which Borrower fails to discharge or remove from title to the Security Property within thirty (30) days after such filing or recording;

EXHIBIT 10.4

(i)    Any action or the initiation of any proceedings, judicial or otherwise, to enforce the rights or remedies with respect to any of the loans described in Section 1.40(d) of the Security Instrument by the holder of such loans, including without limitation any action to enforce remedies with respect to any defaults under such loans or to obtain any judgment or prejudgment remedy against Borrower, or to assert that such loans enjoy or are entitled to priority over the Loan;
(j)    Borrower, Indemnitor or any individual or entity having a direct or indirect interest in Borrower or Indemnitor contests, delays or otherwise hinders any action taken by Lender in connection with Lender taking possession of the Security Property and/or the rents therefrom, the appointment of a receiver for the Security Property, or the foreclosure of the liens, mortgages, deeds of trust or other security interests created by any of the Loan Documents; provided that the foregoing shall not prevent any good faith defense that Lender has not complied with any applicable provision of the Loan Documents that has caused or created, directly or indirectly, the default at issue pursuant to which Lender is exercising such rights or remedies as long as no obligations relating to the payment of money under Loan Documents have been breached; and/or
(k)    The failure by Borrower to pay any insurance deductible with respect to any insurance coverage required to be maintained pursuant to the Security Instrument.
Notwithstanding anything to the contrary above or otherwise in the Loan Documents, in the event that: (A) payment of the amount due on the First Payment Date (together with all required reserves) is not paid when due; (B) a Transfer (as such term is defined in the Security Instrument) of Real Property (as such term is defined in the Security Instrument) or Improvements (as such term is defined in the Security Instrument) constituting real property occurs which is not a Permitted Transfer (as such term is defined in the Security Instrument) or which is not otherwise consented to in writing by Lender in accordance with the Security Instrument (provided that no liability under this paragraph shall arise solely by reason of a failure to give notice of a Permitted Transfer as required by the Security Instrument); or (C) any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, shall be filed by or consented to, or acquiesced in by, Borrower or Indemnitor, or Borrower or Indemnitor seeks (or consents to, or acquiesces in) the appointment of a receiver, liquidator or trustee, or any proceeding for the dissolution or liquidation of Borrower or Indemnitor shall be instituted by or consented to, or acquiesced in by Borrower or Indemnitor (unless such proceeding is initiated solely in connection with a conversion, reorganization or after the transfer of all of the assets and liabilities of Indemnitor but only to the extent any of such is a Permitted Transfer under the Security Instrument and not in connection with or in any way related to a proceeding pursuant to state or federal bankruptcy law, or any similar federal or state law), then (i) Indemnitor shall be fully and personally liable for and agrees to pay, protect, defend and save Lender harmless from and against, Costs incurred, suffered, or sustained by Lender resulting from any acts, omissions, or alleged acts or omissions arising out of or relating to, or otherwise arising out of or relating to, any one or more of the foregoing items in (A)-(C) immediately above; (ii) all of the Obligations (as such term is defined in the Security Instrument) shall be fully recourse to Borrower; and (iii) Lender shall not be deemed to have waived any right which Lender may have under Section 506 (a), 506 (b), 1111(b) or any other provisions of the U.S. Bankruptcy Code as same may be amended or replaced to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Loan Documents.
This is an agreement of suretyship and a guaranty of payment and performance and not of collection. The liability of Indemnitor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person (including, without limitation, other guarantors, if any), nor against the collateral for the Loan. Indemnitor waives any right to

EXHIBIT 10.4

require that an action be brought against Borrower or any other person or to require that resort be had to any collateral for the Loan or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Borrower shall be relieved of or fail to incur any debt, obligation or liability as provided in the Loan Documents, Indemnitor shall nevertheless be fully liable therefor. In the event of a default under the Loan Documents which is not cured within any applicable grace or cure period, Lender shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral for the Loan) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Agreement shall nevertheless remain in full force and effect, and Indemnitor shall remain liable for all remaining indebtedness and obligations guaranteed hereby, even though any rights which Indemnitor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.
It is understood and agreed that in enforcing the obligations of any Indemnitor (each being a “Personally Liable Party”) under the provisions of this Agreement or any other provision of the Loan Documents imposing personal liability upon a Personally Liable Party, Lender shall have recourse only against the assets of the Personally Liable Party and shall not have recourse against the assets of any partner, manager, director, member (except to the extent that an Indemnitor is a member of Borrower) or shareholder of a Personally Liable Party. Without limitation on the foregoing, neither the negative capital account of any member, partner or other owner of an interest in any Personally Liable Party, nor any obligation of any such member, partner or other owner to restore a negative capital account or to contribute or loan capital to a Personally Liable Party shall at any time be deemed to be the property or asset of such Personally Liable Party until such time that the loan or contribution is made.
2.    Indemnification Procedures.

(a)
If any action shall be brought against Lender based upon any of the matters for which Lender is indemnified hereunder, Lender shall notify Indemnitor in writing thereof and Indemnitor shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to Lender and the negotiation of any settlement; provided, however, that any failure of Lender to notify Indemnitor of such matter shall not impair or reduce the obligations of Indemnitor hereunder. Lender shall have the right, at the expense of Indemnitor (which expense shall be included in Costs), to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitor shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitor to Lender hereunder shall be conclusively established by any resulting award, judgment or settlement, provided that with respect to a settlement made in good faith, the amount of such liability shall include both the settlement consideration and the costs and expenses, including, without limitation, attorneys’ fees and disbursements, incurred by Lender in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitor shall pay the same as hereinafter provided. Lender’s good faith in any such settlement shall be

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conclusively established if the settlement is made on the advice of independent legal counsel for Lender.

(b)
Indemnitor shall not, without the prior written consent of Lender: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Lender or obligate Lender to pay any sum or perform any obligation as determined by Lender in its sole discretion.

(c)
All Costs shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitor shall pay to Lender any and all Costs within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitor to periodically pay such Costs, such Costs if not paid within said ten-day period shall bear interest at the Default Interest Rate (as defined in the Note).

3.    Reinstatement of Obligations. If at any time all or any part of any payment made by Indemnitor or received by Lender from Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Indemnitor or Borrower), then the obligations of Indemnitor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor, or receipt of payment by Lender, and the obligations of Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made.
4.    Waivers by Indemnitor. To the extent permitted by law, Indemnitor hereby waives and agrees not to assert or take advantage of:

(a)
Any right to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power or under any other agreement before proceeding against Indemnitor hereunder;

(b)	The defense of the statute of limitations in any action hereunder;

(c)
Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(d)
Demand, presentment for payment, notice of nonpayment, intent to accelerate, acceleration, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice

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of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Indemnitor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

(e)	Any defense based upon an election of remedies by Lender;

(f)	Any right or claim or right to cause a marshalling of the assets of Indemnitor;

(g)	Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(h)
Any duty on the part of Lender to disclose to Indemnitor any facts Lender may now or hereafter know about Borrower or the Security Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume or has reason to believe that such facts are unknown to Indemnitor or has a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of the Security Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitor hereunder;

(i)	Any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

(j)	Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(k)	Any lack of commercial reasonableness in dealing with the collateral for the Loan;

(l)
Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(m)
Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against Indemnitor or the collateral for the Loan;

(n)	Any defense of suretyship;

(o)
Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether

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statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(p)	Any action, occurrence, event or matter consented to by Indemnitor under Section 5(h) hereof, under any other provision hereof, or otherwise.
5.    General Provisions.

(a)	Fully Recourse. All of the terms and provisions of this Agreement are recourse obligations of Indemnitor and not restricted by any limitation on personal liability.

(b)
Unsecured Obligations. Indemnitor hereby acknowledges that Lender’s appraisal of the Security Property is such that Lender is not willing to accept the consequences of the inclusion of Indemnitor’s indemnity set forth herein among the obligations secured by the Security Instrument and the other Loan Documents and that Lender would not make the Loan but for the unsecured personal liability undertaken by Indemnitor herein. Indemnitor further hereby acknowledges that even though the representations, warranties, covenants, or agreements of Indemnitor contained herein may be identical or substantially similar to representations, warranties, covenants, or agreements of Borrower set forth in the Security Instrument and secured hereby, the obligations of Indemnitor under this Agreement are not secured by the lien of the Security Instrument or the security interests or other collateral described in the Security Instrument or the other Loan Documents, it being the intent of Lender to create separate obligations of Indemitor hereunder which can be enforced against Indemnitor without regard to the existence of the Security Instrument or other Loan Documents or the liens or security instruments created therein.

(c)
Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

(d)
No Subrogation; No Recourse Against Lender. Notwithstanding the satisfaction by Indemnitor of any liability hereunder, Indemnitor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan until the Loan is paid in full. In connection with the foregoing, until the Loan is paid in full, Indemnitor expressly waives any and all rights of subrogation to Lender against Borrower, and Indemnitor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan until the Loan is paid in full. In addition to and without in any way limiting the foregoing, Indemnitor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Indemnitor to all indebtedness of Borrower to Lender, and agrees with Lender that Indemnitor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Indemnitor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the

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Loan until the Loan is paid in full. Further, Indemnitor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

(e)
Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrower, Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(f)
Financial Statements. Indemnitor hereby agrees, as a material inducement to Lender to make the Loan to Borrower, to furnish to Lender promptly upon demand by Lender (i) current and dated financial statements detailing the assets and liabilities of Indemnitor certified by Indemnitor, in form and substance acceptable to Lender, and (ii) copies of federal and state income tax returns of Indemnitor, certified by Indemnitor as true and correct. Indemnitor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements, income tax returns and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Indemnitor did or will at the time of such delivery fairly and accurately present the financial condition of Indemnitor.

(g)
Rights Cumulative; Payments. Lender’s rights under this Agreement shall be in addition to all rights of Lender under the Note, the Security Instrument and the other Loan Documents. Further, payments made by Indemnitor, under this Agreement shall not reduce in any respect Borrower’s obligations and liabilities under the Note, the Security Instrument and the Other Loan Documents.

(h)
No Limitation on Liability. Indemnitor hereby consents and agrees that Lender may at any time and from time to time without further consent from Indemnitor do any of the following events, and the liability of Indemnitor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitor or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Security Instrument or any of the other Loan Documents or any sale or transfer of the Security Property; (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of Indemnitor from any current or future position of ownership, management or control of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor herein or by Borrower in any of the Loan Documents; (v) the release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan; (vii) Lender’s failure to record the Security Instrument or to file any financing statement (or Lender’s improper recording or filing thereof) or

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to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with Borrower or any other person, shall limit, impair or release Indemnitor’s obligations hereunder, affect this Agreement in any way or afford Indemnitor any recourse against Lender. Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

(i)
Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

(j)
Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio without regard to principles of conflicts of laws. This Agreement shall bind Indemnitor and the heirs, personal representatives, successors and assigns of Indemnitor and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, successors and assigns. Notwithstanding the foregoing, Indemnitor shall not assign any of its rights or obligations under this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Indemnitor hereby waives any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Indemnitor.

(k)
All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests to be sent to Lender shall be addressed to the attention of the Loan Service Department – Attn: Karin Chan. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed

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address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

(l)
No Waiver; Time of Essence; Business Day. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term “business day” as used herein shall mean any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banks in the State where the Security Property is located are authorized or required by law to close. All references in this Agreement to a “day” or “date” shall be to a calendar day unless specifically referenced as a business day.

(m)
Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(n)
Attorneys’ Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Agreement or the other Loan Documents, or any portion thereof, to collect any or all of the Costs or to obtain advise of an attorney or other consultant for any other cause or circumstance arising under or with respect to this Agreement, Indemnitor agrees to pay to Lender any and all costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender as a result thereof and such costs, fees and expenses shall be included in Costs.

(o)
Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified or guaranteed by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(p)
Reliance. Lender would not make the Loan to Borrower without this Agreement. Accordingly, Indemnitor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

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(q)	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(i)
INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF OHIO OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF OHIO, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). INDEMNITOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE INDEMNITOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 5(k) HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(ii)
LENDER AND INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(r)
Waiver by Indemnitor. Indemnitor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Indemnitor shall not seek or cause Borrower or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the

EXHIBIT 10.4

ability of Lender to enforce any rights of Lender against Indemnitor or the collateral for the Loan by virtue of this Agreement or otherwise.

(s)
No Petition. Indemnitor hereby covenants and agrees that it will not at any time institute against Borrower, or join in any institution against Borrower of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law.

(t)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

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EXHIBIT 10.4

IN WITNESS WHEREOF, Indemnitor has executed this Indemnity Agreement as of the day and year first above written.

INDEMNITOR:

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation

By: /s/ Michael J. O’Hanlon
Name: Michael J. O’Hanlon
Title: Chief Executive Officer

114560.00401/12412375v.5